EXHIBIT 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	Senior Vice President
4295 San Felipe	713.693.9300
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

THIRD QUARTER EARNINGS UP 38.3%

•	Earnings Per Share increases to $0.40 (Diluted)

•	Organic Loan Growth in Excess of 11% Annualized

•	Non-Interest Income up 41.3%

•	Listed by American Banker as one of the “Most Efficient Bank Holding Companies”

•	Expansion into Austin Completed

HOUSTON, October 15, 2004. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter and nine months ended September 30, 2004. Net income for the quarter was $8.946 million or $0.40 per diluted common share, an increase in net income of $2.476 million or 38.3 percent, compared with $6.470 million or $0.34 per diluted common share for the same period in the prior year. Net income for the nine months ended September 30, 2004 was $25.371 million or $1.18 per diluted common share, an increase in net income of $6.016 million, or 31.1 percent comparted with the same period of 2003.

Prosperity completed its acquisitions of both Liberty Bancshares, Inc. and its subsidiary Liberty Bank, ssb and of Village Bank & Trust, ssb on August 1, 2004. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

“The third quarter of 2004 was another record quarter for our company. Net income and earnings per share are at all time highs,” said David Zalman, Prosperity’s Chief Executive Officer and President. “In addition, we entered the Austin, Texas market with the completion of our previously announced acquisitions of Liberty Bank and Village Bank & Trust.”

Mr. Zalman continued: “Internal loan growth in excess of eleven percent on an annualized basis for the second consecutive quarter is a testament to the efforts of our entire team. I continue to be pleased at the dedication to customer service our team of Real Bankers SM exhibits each day.”

“Our long term strategy includes organic growth from our established banking centers along with the pursuit of possible future selected acquisitions to expand our footprint,” remarked Dan Rollins, Vice Chairman of the Board of Directors of Prosperity Bank®. “In today’s environment, we remain focused on the core strengths of our company, strong asset quality; expanding non-interest income; strategic acquisitions; and true customer-centered relationship banking.”

“We are pleased to be recognized by American Banker in a recent issue as one of the “Most Efficient Bank Holding Companies” in America,” continued Rollins.

“Our expansion into the Austin market in August 2004 and the Dallas market over the past few years is an excellent example of our ability to acquire and integrate other financial institutions into our organization,” added Ned S. Holmes, Prosperity’s Chairman of the Board of Directors. “We intend to continue looking for partners across Texas in the future.”

Results of operations for the three months ended September 30, 2004 compared to the same period in 2003

For the three months ended September 30, 2004, net income was $8.946 million compared to $6.470 million for the same period in 2003. Net income per diluted common share was $0.40 for the three months ended September 30, 2004 compared with $0.34 for the same period in 2003. Returns on average assets, average common shareholders’ equity and average tangible shareholders’ equity for the three months ended September 30, 2004 were 1.37 percent, 14.42 percent and 34.50 percent, respectively. Prosperity’s efficiency ratio was 48.55 percent for the three months ended September 30, 2004.

Net interest income for the quarter ended September 30, 2004 increased 40.5 percent, to $21.067 million from $14.990 million during the same period in 2003. The increase was attributable primarily to a 28.6 percent increase in average earning assets combined with a 25 basis point increase in the net interest margin on a tax equivalent basis.

Non-interest income increased 41.3 percent to $6.111 million for the three months ended September 30, 2004 compared with the same period in 2003. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional locations acquired over the past year. Non-interest expenses increased $3.487 million or 35.9 percent compared with the third quarter of 2003. The increase in non-interest expenses was primarily attributable to the increased operating costs associated with the additional banking centers acquired as a part of the four acquisitions completed since October 2003.

Loans at September 30, 2004 were $1.007 billion, an increase of $307.2 million, or 43.9 percent, compared with $700.2 million at September 30, 2003. Loans acquired as a part of the Liberty Bank and Village Bank & Trust acquisitions totaled $195.0 million at September 30, 2004. Loan growth, excluding loans acquired with the Liberty Bank and Village Bank & Trust acquisitions, was approximately 11% linked quarter on an annualized basis.

Average loans increased 32.7 percent or $229.0 million to $928.4 million on September 30, 2004 as compared with $699.4 million at the same period last year. The provision for credit losses was $420,000 for the three months ended September 30, 2004 compared with $120,000 for the same period in 2003. Provision expense was 142.4 percent of net charge-offs for the three months ended September 30, 2004 and 129.7 percent of net charge-offs for the nine months ended September 30, 2004.

Non-performing assets totaled $2.563 million or 0.25 percent of total loans and ORE at September 30, 2004, compared with $1.434 million or 0.20 percent of loans and ORE at September 30, 2003. The increase in the provision for loan losses is a result of management’s analysis of the adequacy of the allowance for loan losses to absorb inherent losses in the loan portfolio. The adequacy calculation considers numerous factors, including the increased volume of the loan portfolio, any change in the level of nonperforming assets and net charge-offs. At September 30, 2004, the reserve for credit losses was 1.28 percent of total loans, compared to 1.29 percent at September 30, 2003.

At September 30, 2004, Prosperity had $2.709 billion in total assets, $1.007 billion in loans, $2.327 billion in deposits, and approximately 158,000 deposit and loan accounts. Assets, loans and deposits at September 30, 2004 grew by 30.3 percent, 43.9 percent and 27.4 percent, respectively, compared with their levels at September 30, 2003.

Results of Operations for the nine months ended September 30, 2004 compared to the same period in 2003

Net income for the nine months ended September 30, 2004 was $25.371 million or $1.18 per diluted common share, compared to $19.355 million or $1.01 per diluted common share, for the same period in 2003, an increase of 31.1 percent and 16.8 percent, respectively.

Prosperity’s annualized return on average assets, return on average common shareholders’ equity and return on average shareholders’ tangible equity for the nine months ended September 30, 2004 was 1.36 percent 14.49 percent and 33.09 percent, respectively. Prosperity’s efficiency ratio was 49.29 percent for the nine months ended September 30, 2004.

Net interest income for the nine months ended September 30, 2004 increased 29.7 percent, to $59.765 million from $46.096 million during the same time period in 2003. The increase was attributable primarily to a 28.5 percent increase in average earning assets.

Non-interest income increased 38.4 percent to $16.838 million for the nine months ended September 30, 2004 compared with the same period in 2003. Non-interest expenses increased $8.155 million or 27.6 percent compared with the same period in 2003.

Conference Call

Prosperity’s management team will host a conference call on Friday, October 15, 2004 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss their earnings results, the recent acquisitions of Liberty Bank and Village Bank & Trust, business trends and their outlook for the rest of 2004. Individuals and investment professionals may participate in the call by dialing
1-800-362-0571.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “3rd Quarter results and webcast” link.

Acquisition of Liberty Bank

On August 1, 2004, Prosperity completed the acquisition of Liberty Bancshares, Inc. and its subsidiary Liberty Bank, ssb, in a stock and cash transaction. Liberty Bank operated six (6) offices in Austin, Texas, all of which became full service banking centers of Prosperity Bank.

Acquisition of Village Bank & Trust

On August 1, 2004, Prosperity completed the acquisition of Village Bank & Trust in a cash transaction. Village Bank & Trust operated one (1) office in Austin, Texas, which became a full service banking center of Prosperity Bank.

Prosperity Bancshares, Inc.

Prosperity Bancshares®, a $2.7 billion Houston, Texas based regional financial holding company, formed in 1983, was recently named to the Keefe Bruyette & Woods, Inc. annual Honor Roll for achieving exceptional earnings per share growth for the past 10 years.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates fifty-eight (58) full service banking locations, twenty-nine (29) in the Houston CMSA, eleven (11) in the Dallas area, seven (7) in the Austin area and eleven (11) in eight contiguous counties south and southwest of Houston.

Prosperity Bank operates the following full service banking centers: Angleton; Austin—Allandale; Austin—Congress; Austin—Lakeway; Austin—Research Boulevard; Austin—Riverside; Austin—William Cannon; Bay City; Beeville; Blooming Grove; Clear Lake; Cleveland; Corsicana; Cuero; Dallas—Abrams Centre; Dallas—Camp Wisdom; Dallas—Cedar Hill; Dallas—Kiest; Dallas—Red Oak; Dallas—Preston Road; Dallas—Turtle Creek; Dallas—Westmoreland; Dayton; East Bernard;

Edna; El Campo; Ennis; Galveston; Goliad; Hitchcock; Houston—Aldine; Houston—Bellaire; Houston—CityWest; Houston—Copperfield; Houston—Cypress; Houston—Downtown; Houston—Fairfield; Houston—Gladebrook; Houston—Highway 6; Houston—Medical Center; Houston—Memorial; Houston—Post Oak; Houston—River Oaks; Houston—Tanglewood; Houston—Waugh Drive; Houston—Woodcreek; Liberty; Magnolia; Mathis; Mont Belvieu; Needville; Oak Hill; Palacios; Sweeny; Victoria; West Columbia; Wharton and Winnie.

– – –

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K.

Copies of Prosperity Bancshares’s® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$928,375	$699,382	$824,275	$683,325
Investment securities	1,387,445	1,093,201	1,403,263	1,048,804
Fed funds sold and other earnings	38,437	37,827	28,311	22,753

Total earning assets	2,354,257	1,830,410	2,255,849	1,754,882
Allowance for credit losses	(11,967)	(9,254)	(10,948)	(9,385)
Cash and due from banks	57,166	49,087	56,765	48,805
Goodwill	136,414	77,403	123,113	72,736
Core Deposit Intangibles (CDI)	8,004	4,512	8,062	4,300
Other real estate	511	860	244	755
Fixed assets, net	35,506	29,588	34,335	28,512
Other assets	24,284	23,422	21,209	23,883

Total assets	$2,604,175	$2,006,028	$2,488,629	$1,924,488

Non-interest bearing deposits	$491,471	$363,160	$454,878	$335,533
Interest bearing deposits	1,747,569	1,395,663	1,689,365	1,345,032

Total deposits	2,239,040	1,758,823	2,144,243	1,680,565
Federal funds purchased & interest bearing liabilities	45,164	30,058	41,289	34,574
Junior subordinated debentures	59,804	40,474	59,804	36,178
Other liabilities	12,024	9,145	9,895	10,163
Shareholders’ equity (A)	248,143	167,528	233,398	163,008

Total liabilities and equity	$2,604,175	$2,006,028	$2,488,629	$1,924,488

(A) Includes ($2,977), $2,045, ($15) and $2,504 in after tax unrealized (losses)/gains on available for sale securities for the three month periods ending September 30, 2004 and September 30, 2003 and the nine month periods ending September 30, 2004 and September 30, 2003 respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$14,760	$11,675	$39,222	$34,630
Interest on securities	13,862	9,605	41,981	30,986
Interest on federal funds sold and other earning assets	141	85	245	176

Total interest income	28,763	21,365	81,448	65,792
Interest expense—deposits	6,316	5,459	17,783	17,074
Interest expense—debentures	1,044	675	3,011	1,840
Interest expense—other	336	241	889	782

Total interest expense	7,696	6,375	21,683	19,696

Net interest income (B)	21,067	14,990	59,765	46,096
Provision for credit losses	420	120	660	360

Net interest income after provision for credit losses	20,647	14,870	59,105	45,736
Service charges on deposit accounts	5,237	3,523	14,827	10,148
Net gain on sale of assets	175	219	308	265
Gain on sale of securities	0	0	78	0
Other income	699	584	1,625	1,757

Total non-interest income	6,111	4,326	16,838	12,170
Salaries and benefits	7,147	5,259	20,459	15,943
Intangible asset amortization	455	207	1,220	590
Net occupancy and equipment	1,499	1,045	4,055	2,988
Depreciation	728	634	2,118	1,855
Data processing	540	453	1,473	1,728
Other expenses	2,825	2,109	8,395	6,461

Total non-interest expenses	13,194	9,707	37,720	29,565
Net earnings before taxes	13,564	9,489	38,223	28,341

Federal income taxes	4,618	3,019	12,852	8,986

Net earnings available to common shareholders	$8,946	$6,470	$25,371	$19,355

(B) Net interest income on a tax equivalent basis would be $21,452 and $15,503 for the three months ended September 30, 2004 and September 30, 2003, respectively, and $61,050 and $47,635 for the nine months ended September 30, 2004 and
September 30, 2003, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees—FTE	653	512	653	512
Book value per share	$12.02	$8.91	$12.02	$8.91
Tangible book value per share	$4.71	$4.63	$4.71	$4.63
Period end shares outstanding	22,378	18,964	22,378	18,964
Weighted average shares outstanding (basic)	21,843	18,974	21,250	18,948
Weighted average shares outstanding (diluted)	22,106	19,254	21,528	19,238
Non-accrual loans	$709	$9	$709	$9
Accruing loans 90 days or more days past due	1,238	608	1,238	608
Restructured loans	0	0	0	0

Total non-performing loans	1,947	617	1,947	617
Repossessed assets	81	52	81	52
Other real estate	535	765	535	765

Total non-performing assets	$2,563	$1,434	$2,563	$1,434
Allowance for credit losses at end of period	$12,861	$9,061	$12,861	$9,061
Net charge-offs	$295	$287	$509	$1,446
Basic earnings per share	$0.41	$0.34	$1.19	$1.02
Diluted earnings per share	$0.40	$0.34	$1.18	$1.01

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.37%	1.29%	1.36%	1.34%
Return on average common equity (annualized)	14.42%	15.45%	14.49%	15.83%
Return on average tangible common equity (annualized)	34.50%	30.23%	33.09%	30.02%
Net interest margin (tax equivalent) (annualized)	3.64%	3.39%	3.61%	3.62%
Efficiency ratio (C)	48.55%	50.25%	49.29%	50.74%

Asset Quality Ratios
Non-performing assets to average earning assets	0.11%	0.08%	0.11%	0.08%
Non-performing assets to loans and other real estate	0.25%	0.20%	0.25%	0.20%
Net charge-offs to average loans	0.03%	0.04%	0.06%	0.21%
Allowance for credit losses to total loans	1.28%	1.29%	1.28%	1.29%

Common Stock Market Price
High	$27.75	$22.99	$27.75	$22.99
Low	$23.23	$18.65	$21.89	$16.16
Period end market price	$26.72	$21.31	$26.72	$21.31

(C) Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income (excluding securities gains). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2004	June 30, 2004	Mar 31, 2004	Dec 31, 2003	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$1,007,420	$790,920	$770,223	$770,053	$700,221
Investment securities (D)	1,353,578	1,418,364	1,426,636	1,376,880	1,150,893
Federal funds sold and other earning assets	72,595	7,849	28,323	11,992	52,321

Total earning assets	2,433,593	2,217,133	2,225,182	2,158,925	1,903,435
Allowance for credit losses	(12,861)	(10,371)	(10,460)	(10,370)	(9,061)
Cash and due from banks	60,874	48,782	55,524	71,983	51,746
Goodwill	150,585	116,574	116,123	118,012	76,941
Core deposit intangible	13,300	8,080	8,461	6,743	4,315
Other real estate	535	48	80	246	765
Fixed assets, net	36,331	32,762	33,651	34,299	28,278
Other assets	26,812	21,336	20,992	20,649	22,113

Total assets	$2,709,169	$2,434,344	$2,449,553	$2,400,487	$2,078,532

Demand deposits	$527,845	$444,067	$443,137	$467,389	$374,877
Interest bearing deposits	1,799,433	1,635,850	1,679,724	1,616,359	1,452,401

Total deposits	2,327,278	2,079,917	2,122,861	2,083,748	1,827,278
Federal funds purchased and other interest bearing liabilities	41,468	58,940	30,578	30,936	31,074
Junior subordinated debentures	59,804	59,804	59,804	59,804	45,500
Other liabilities	11,354	7,457	10,383	6,411	5,701

Total liabilities	2,439,904	2,206,118	2,223,626	2,180,899	1,909,553
Shareholders’ equity (E)	269,265	228,226	225,927	219,588	168,979

Total liabilities and equity	$2,709,169	$2,434,344	$2,449,553	$2,400,487	$2,078,532

(D) Includes ($2,863), ($4,483), $2,783, $3,115 and $2,112 in unrealized (losses)/gains on available for sale securities for the quarterly periods ending September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

(E) Includes ($1,861), ($2,914), $1,809, $2,024 and $1,373 in after tax unrealized (losses)/gains on available for sale securities for the quarterly periods ending September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Sept 30, 2004	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sept 30, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset
Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.37%	1.37%	1.33%	1.28%	1.29%

Return on average common equity (annualized)	14.42%	14.63%	14.44%	15.01%	15.45%

Return on average tangible equity (annualized)	34.50%	32.05%	32.67%	29.68%	30.23%

Net interest margin (tax equivalent) (annualized)	3.64%	3.55%	3.63%	3.68%	3.39%

Efficiency ratio	48.55%	48.81%	50.60%	53.69%	50.25%

Non-performing assets to average earning assets	0.11%	0.07%	0.03%	0.05%	0.08%

Non-performing assets to loans and other real estate	0.25%	0.20%	0.08%	0.13%	0.20%

Net charge-offs to average loans	0.03%	0.03%	0.00%	0.02%	0.04%

Allowance for credit losses to total loans	1.28%	1.31%	1.36%	1.35%	1.29%

Tier 1 risk-based capital	14.24%	17.40%	16.68%	16.69%	16.09%

Total risk-based capital	15.35%	18.50%	17.78%	17.84%	17.20%

Tier 1 leverage capital	6.77%	7.10%	6.87%	6.70%	6.85%

Tangible equity to tangible assets	4.14%	4.48%	4.36%	4.17%	4.39%

Equity to assets	9.94%	9.38%	9.23%	9.15%	8.13%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Sept 30, 2004
	Average Balance	Interest Income/ Interest	Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$928,375	$14,760	6.36%
Investment securities	1,387,445	13,862	4.00%
Federal funds sold	38,437	141	1.47%

Total interest earning assets	2,354,257	$28,763	4.89%

Allowance for credit losses	(11,967)
Non-interest earning assets	261,885

Total assets	$2,604,175

Interest Bearing Liabilities:
Interest bearing demand deposits	$479,891	$1,245	1.04%
Savings and money market deposits	513,768	1,064	0.83%
Certificates and other time deposits	753,910	4,007	2.13%
Trust preferred securities	59,804	1,044	6.98%
Federal funds purchased and other borrowings	45,164	336	2.98%

Total Interest Bearing Liabilities	1,852,537	$7,696	1.66%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	491,471
Other liabilities	12,024

Total liabilities	2,356,032
Shareholders’ equity	248,143

Total Liabilities and Shareholders’ Equity	$2,604,175

Net Interest Income & Margin		$21,067	3.58%

Net Interest Income & Margin (tax equivalent)		$21,452	3.64%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Jun 30, 2004
	Average Balance	Interest Income/ Interest Expense	Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$772,496	$12,149	6.29%
Investment securities	1,429,320	14,124	3.95%
Federal funds sold	21,503	40	0.74%

Total interest earning assets	2,223,319	$26,313	4.73%

Allowance for credit losses	(10,551)
Non-interest earning assets	229,347

Total assets	$2,442,115

Interest Bearing Liabilities:
Interest bearing demand deposits	$466,618	$1,189	1.02%
Savings and money market deposits	473,290	856	0.72%
Certificates and other time deposits	717,515	3,641	2.03%
Junior subordinated debentures	59,804	971	6.49%
Federal funds purchased and other borrowings	43,385	305	2.81%

Total Interest Bearing Liabilities	1,760,612	$6,962	1.58%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	443,212
Other liabilities	9,602

Total liabilities	2,213,426
Shareholders’ equity	228,689

Total Liabilities and Shareholders’ Equity	$2,442,115

Net Interest Income & Margin		$19,351	3.48%

Net Interest Income & Margin (tax equivalent)		$19,746	3.55%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2003
	Average Balance	Interest Income/ Interest Expense	Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$699,382	$11,675	6.68%
Investment securities	1,093,201	9,605	3.51%
Federal funds sold	37,827	85	0.90%

Total interest earning assets	1,830,410	$21,365	4.67%

Allowance for credit losses	(9,254)
Non-interest earning assets	184,872

Total assets	$2,006,028

Interest Bearing Liabilities:
Interest bearing demand deposits	$374,638	$1,004	1.07%
Savings and money market deposits	399,054	780	0.78%
Certificates and other time deposits	621,971	3,675	2.36%
Junior subordinated debentures	40,474	675	6.67%
Federal funds purchased and other borrowings	30,058	241	3.21%

Total Interest bearing Liabilities	1,466,195	$6,375	1.74%

Non-interest bearing Liabilities:
Non-interest bearing demand deposits	363,160
Other liabilities	9,145

Total liabilities	1,838,500
Shareholders’ equity	167,528

Total Liabilities and Shareholders’ Equity	$2,006,028

Net Interest Income & Margin		$14,990	3.28%

Net Interest Income & Margin (tax equivalent)		$15,503	3.39%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2004
	Average Balance	Interest Income/ Interest Expense	Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$824,275	$39,222	6.34%
Investment securities	1,403,263	41,981	3.99%
Federal funds sold	28,311	245	1.15%

Total interest earning assets	2,255,849	$81,448	4.81%

Allowance for credit losses	(10,948)
Non-interest earning assets	243,728

Total assets	$2,488,629

Interest Bearing Liabilities:
Interest bearing demand deposits	$479,150	$3,689	1.03%
Savings and money market deposits	486,330	2,815	0.77%
Certificates and other time deposits	723,885	11,279	2.08%
Junior subordinated debentures	59,804	3,011	6.71%
Federal funds purchased and other borrowings	41,289	889	2.87%

Total Interest Bearing Liabilities	1,790,458	$21,683	1.61%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	454,878
Other liabilities	9,895

Total liabilities	2,255,231
Shareholders’ equity	233,398

Total Liabilities and Shareholders’ Equity	$2,488,629

Net Interest Income & Margin		$59,765	3.53%
Net Interest Income & Margin (tax equivalent)		$61,050	3.61%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2003
	Average Balance	Interest Income/ Interest Expense	Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$683,325	$34,630	6.76%
Investment securities	1,048,804	30,986	3.94%
Federal funds sold	22,753	176	1.03%

Total interest earning assets	1,754,882	$65,792	5.00%

Allowance for credit losses	(9,385)
Non-interest earning assets	178,991

Total assets	$1,924,488

Interest Bearing Liabilities:
Interest bearing demand deposits	$354,569	$3,080	1.16%
Savings and money market deposits	388,987	2,618	0.90%
Certificates and other time deposits	601,476	11,376	2.52%
Junior subordinated debentures	36,178	1,840	6.78%
Federal funds purchased and other borrowings	34,574	782	3.02%

Total Interest Bearing Liabilities	1,415,784	$19,696	1.85%

Non-interest Bearing Liabilities:
Non-interest bearing demand deposits	335,533
Other liabilities	10,163

Total liabilities	1,761,480
Shareholders’ equity	163,008

Total Liabilities and Shareholders’ Equity	$1,924,488

Net Interest Income & Margin		$46,096	3.50%
Net Interest Income & Margin (tax equivalent)		$47,635	3.62%

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